Exhibit 99.1

DXC Technology Reports Fourth Quarter and Full Fiscal Year 2024 Results

•Revenues of $3.39 billion for Q4 FY24, down 5.7% as compared to prior year, and down 4.9% on an organic basis

•Q4 FY24 Diluted earnings per share was $(1.10) vs. $(3.38) in the prior year quarter. Q4 FY24 Non-GAAP diluted earnings per share was $0.97 vs. $1.02 in the prior year quarter

•Q4 FY24 operating cash flow of $280 million, less capital expenditures of $125 million, results in $155 million of free cash flow. For the full year, we delivered $756 million of free cash flow, the third consecutive year of free cash flow over $700 million

•Q4 FY24 Book-to-bill ratio of 0.94x and trailing twelve-month book-to-bill of 0.91x

ASHBURN, VA, May 16, 2024 – DXC Technology (NYSE: DXC) today reported results for the fourth quarter of fiscal year 2024.

Raul Fernandez, Chief Executive Officer commented: “My first months as CEO have strengthened my view of the incredible talent of our employees and the value we bring to our customers every day. DXC is trusted with providing mission critical services to leading companies around the world, helping customers modernize their business processes, and generating value by providing process knowledge, world class engineering talent, and AI capabilities to a wide range of Industries. With our track record of service delivery excellence, our skilled employees and recent management additions I have great confidence in our future."

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Financial Highlights(1)	Q4 FY24	Q4 FY23	FY24	FY23
Revenue	$3,386	$3,591	$13,667	$14,430
YoY Revenue Growth	(5.7)%	(10.4)%	(5.3)%	(11.3)%
YoY Organic Revenue Growth(2)	(4.9)%	(2.9)%	(4.1)%	(2.7)%

Net Income	$(195)	$(758)	$86	$(566)
Net Income as a % of Sales	(5.8)%	(21.1)%	0.6%	(3.9)%

EBIT(2)	$(289)	$(1,146)	$193	$(820)
EBIT Margin %(2)	(8.5)%	(31.9)%	1.4%	(5.7)%

Adjusted EBIT(2)	$283	$320	$1,016	$1,157
Adjusted EBIT Margin %(2)	8.4%	8.9%	7.4%	8.0%

Earnings Per Share (Diluted)	$(1.10)	$(3.38)	$0.46	$(2.48)
Non-GAAP EPS (Diluted)(2)	$0.97	$1.02	$3.13	$3.47

Book-to-Bill	0.94x	1.04x	0.91x	1.02x
(1) In millions, except per-share amounts and numbers presented as percentages and ratios.
(2) Reconciliation of GAAP to Non-GAAP measures provided in Non-GAAP Results.

Financial Highlights - Fourth Quarter of Fiscal Year 2024

Revenue was $3.39 billion, down 5.7% as compared to prior year period, and down 4.9% on an organic basis. The revenue performance was primarily driven by declines in Modern Workplace and Cloud and ITO. Organic revenue growth came in above DXC's guidance range.

Net income was $(195) million, or (5.8)% of sales, compared to $(758) million, or (21.1)% of sales, in the prior year quarter. Net income was higher due to lower adjustment in the mark to market of the pensions. EBIT was $(289) million or (8.5)% of sales. Net income and EBIT included the following items: amortization of acquired intangible assets of $88 million, restructuring costs of $20 million, net losses on dispositions of $17 million, and a $445 million mark to market pension adjustment. Excluding these items, adjusted EBIT was $283 million and adjusted EBIT margin was 8.4%, above the Company’s guidance range. Adjusted EBIT was $37 million below the prior year quarter, mainly driven by $20 million lower non-cash pension income, and lower gains on asset sales of $19 million.

Diluted earnings per share was $(1.10) and non-GAAP diluted earnings per share was $0.97, above the guidance range.

During the fourth quarter of fiscal year 2024, the Company repurchased 6.2 million shares of common stock for a total of $138 million. DXC has retired about 32% of its shares outstanding since the start of fiscal year 2022.

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Financial Information by Segment - Fourth Quarter of Fiscal Year 2024

Global Business Services ("GBS")(1)	Q4 FY24	Q4 FY23	FY24	FY23
Revenue	$1,712	$1,751	$6,820	$6,960
YoY Revenue Growth	(2.2)%	(7.5)%	(2.0)%	(8.4)%
YoY Organic Revenue Growth(2)	(0.3)%	3.3%	1.4%	2.4%

Segment Profit	$228	$240	$835	$912
Segment Profit Margin	13.3%	13.7%	12.2%	13.1%

Book-to-Bill	0.99x	1.04x	0.96x	1.05x
(1) In millions, except per-share amounts and numbers presented as percentages and ratios.
(2) Reconciliation of GAAP to Non-GAAP measures provided in Non-GAAP Results.

GBS segment revenue was $1,712 million, down 2.2% compared to the prior year period and down 0.3% on an organic basis. GBS growth was impacted by lower levels of Analytics and Engineering and Applications revenues, partially offset by the continued growth in Insurance. GBS segment profit was $228 million and segment profit margin was 13.3%, down 40 bps compared to prior year. GBS bookings were $1.7 billion for a book-to-bill of 0.99x, and 0.96x on a trailing twelve months basis.

Global Infrastructure Services ("GIS")(1)	Q4 FY24	Q4 FY23	FY24	FY23
Revenue	$1,674	$1,840	$6,847	$7,470
YoY Revenue Growth	(9.0)%	(13.0)%	(8.3)%	(13.8)%
YoY Organic Revenue Growth(2)	(9.3)%	(8.5)%	(9.3)%	(7.2)%

Segment Profit	$124	$143	$437	$507
Segment Profit Margin	7.4%	7.8%	6.4%	6.8%

Book-to-Bill	0.89x	1.03x	0.86x	0.99x
(1) In millions, except per-share amounts and numbers presented as percentages and ratios.
(2) Reconciliation of GAAP to Non-GAAP measures provided in Non-GAAP Results.

GIS segment revenue was $1,674 million, down 9.0% compared to the prior year period, and down 9.3% on an organic basis. GIS segment revenue performance was impacted by continued organic revenue declines in Modern Workplace and Cloud Infrastructure & ITO. GIS segment profit was $124 million with a segment profit margin of 7.4%, down 40 bps as compared to prior year. GIS bookings were $1.4 billion for a book-to-bill of 0.89x, and 0.86x on a trailing twelve months basis.

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Offering Highlights

The results for our six offerings are as follows:

Offerings Revenues	Q4 FY24	Q3 FY24	Q2 FY24	Q1 FY24	Q4 FY23
Analytics and Engineering	$552	$555	$561	$546	$558
Applications	769	759	762	770	780
Insurance Software & BPS	391	382	386	382	390
Security	104	109	109	111	113
Cloud Infrastructure & ITO	1,186	1,168	1,209	1,209	1,270
Modern Workplace	384	426	409	423	457
Subtotal	3,386	3,399	3,436	3,441	3,568
M&A and Divestitures
Revenues	—	—	—	5	23
Total Revenues	$3,386	$3,399	$3,436	$3,446	$3,591

Cash Flow

Cash Flow	Q4 FY24	Q4 FY23	FY24	FY23
Cash Flow from Operations	$280	$415	$1,361	$1,415
Less Capital Expenditures:
Purchase of Property and Equipment	(38)	(55)	(182)	(267)
Transition and Transformation Contract Costs	(39)	(57)	(198)	(223)
Software Purchased or Developed	(48)	(34)	(225)	(188)
Free Cash Flow	$155	$269	$756	$737

Cash flow from operations was $280 million in the fourth quarter of fiscal year 2024, as compared to $415 million in the fourth quarter of fiscal year 2023, and capital expenditures were $125 million in the fourth quarter of fiscal year 2024, as compared to $146 million in the fourth quarter of fiscal year 2023. Free cash flow (cash flow from operations, less capital expenditures) was $155 million in the fourth quarter of fiscal year 2024, as compared to $269 million in the fourth quarter of fiscal year 2023. For the full year, free cash flow increased from $737 million in fiscal year 2023 to $756 million in fiscal year 2024.

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Guidance

The Company's guidance for the first quarter and full fiscal year 2025 is presented in the table below.

Key Metrics	Q1 FY25 Guidance		FY25 Guidance
	Lower End	Higher End	Lower End	Higher End
Organic Revenue Growth %	(8.0)%	(7.0)%	(6.0)%	(4.0)%
Adjusted EBIT Margin	5.5%	6.0%	6.0%	7.0%
Non-GAAP Diluted EPS	$0.55	$0.60	$2.50	$3.00
Free Cash Flow			~$400
Revenue
Revenue $	$3,100	$3,150	$12,670	$12,950
Acquisition & Divestitures Revenues %	(0.1)%		—%
Foreign Exchange Impact on Revenues %	(1.7)%		(1.2)%
Others
Pension Income Benefit*	~$22		~$90
Net Interest Expense	~$21		~$95
Non-GAAP Tax Rate	~30%		~30%
Weighted Average Diluted Shares Outstanding	~182		~184
Restructuring & TSI Expense			~$375
Capital Lease / Asset Financing Payments			~$275
Foreign Exchange Assumptions	Current Estimate		Current Estimate
$/Euro Exchange Rate	$1.06		$1.06
$/GBP Exchange Rate	$1.25		$1.25
$/AUD Exchange Rate	$0.65		$0.65

*Pension benefit is split between Cost Of Sales (COS) & Other Income:
Fiscal year 2025: Net pension benefit of $90 million; $45 million service cost in COS, $135 million pension benefit in Other income
Fiscal year 2024: Net pension benefit of $92 million; $53 million service cost in COS, $145 million pension benefit in Other income

DXC does not provide a reconciliation of non-GAAP measures that it discusses as part of its guidance because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of significant non-recurring items. Without this information, DXC does not believe that a reconciliation would be meaningful.

Earnings Conference Call and Webcast

DXC Technology senior management will host a conference call and webcast to discuss these results on May 16, 2024, at 5:00 p.m. EST. The dial-in number for domestic callers is +1 (888) 330-2455. Callers who reside outside of the United States should dial +1 (240) 789-2717. The passcode for all participants is 4164760. The webcast audio and any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until May 23, 2024. The phone number for the replay is +1 (800) 770-2030 or +1 (647) 362-9199. The replay passcode is 4164760.

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About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. The world’s largest companies and public sector organizations trust DXC to deploy services to drive new levels of performance, competitiveness, and customer experience across their IT estates. Learn more about how we deliver excellence for our customers and colleagues at DXC.com.

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Forward-Looking Statements
All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” Forward-looking statements often include words such as “anticipates,” “believes,” “estimates,” “expects,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target,” and “will” and words and terms of similar substance in discussions of future operating or financial performance. Forward-looking statements include, among other things, statements with respect to our future financial condition, results of operations, cash flows, business strategies, operating efficiencies or synergies, divestitures, competitive position, growth opportunities, share repurchases, dividend payments, plans and objectives of management and other matters. These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to: our inability to succeed in our strategic objectives; the risk of liability, reputational damages or adverse impact to business due to service interruptions, from security breaches, cyber-attacks, other security incidents or disclosure of confidential information or personal data; compliance, or failure to comply, with obligations arising under new or existing laws, regulations, and customer contracts relating to the privacy, security and handling of personal data; our product and service quality issues; our inability to develop and expand our service offerings to address emerging business demands and technological trends, including our inability to sell differentiated services amongst our offerings; our inability to compete in certain markets and expand our capacity in certain offshore locations and risks associated with such offshore locations, such as the on-going conflict between Russia and Ukraine; failure to maintain our credit rating and ability to manage working capital, refinance and raise additional capital for future needs; difficulty in understanding the changes to our business model by financial or industry analysts or our failure to meet our publicly announced financial guidance; public health crises such as the COVID-19 pandemic; our indebtedness and potential material adverse effect on our financial condition and results of operations; the competitive pressures faced by our business; our inability to accurately estimate the cost of services, and the completion timeline of contracts; failure by us or third party partners to deliver on commitments or otherwise breach obligations to our customers; the risks associated with climate change and natural disasters; increased scrutiny of, and evolving expectations for, sustainability and environmental, social, and governance initiatives; our inability to attract and retain key personnel and maintain relationships with key partners; the risks associated with prolonged periods of inflation or current macroeconomic conditions, including the current decline in economic growth rates in the United States and in other countries, the possibility of reduced spending by customers in the areas we serve, the uncertainty related to our cost-takeout efforts, continuing unfavorable foreign exchange rate movements, and our ability to close new deals in the event of an economic slowdown; the risks associated with our international operations, such as risks related to currency exchange rates; our inability to comply with existing and new laws and regulations, including social and environmental responsibility regulations, policies and provisions, as well as customer and investor demands; our inability to achieve the expected benefits of our restructuring plans; our inadvertent infringement of third-party intellectual property rights or infringement of our intellectual property rights by third parties; our inability to procure third-party licenses required for the operation of our products and service offerings; risks associated with disruption of our supply chain; our inability to maintain effective disclosure controls and internal control over financial reporting; potential losses due to asset impairment charges; our inability to pay dividends or repurchase shares of our common stock; pending investigations, claims and disputes and any adverse impact on our profitability and liquidity; disruptions in the credit markets, including disruptions that reduce our customers’ access to credit and increase the costs to our customers of obtaining credit; counterparty default risk in our hedging program; our failure to bid on projects effectively; financial difficulties of our customers and our inability to collect receivables; our inability to maintain and grow our customer relationships over time and to comply with customer contracts or government contracting regulations or requirements; our inability to succeed in our strategic transactions; changes in tax rates, tax laws, and the timing and outcome of tax examinations; risks following the merger of Computer Sciences Corporation (“CSC”) and Enterprise Services business of Hewlett Packard Enterprise Company’s (“HPES”) businesses, including anticipated tax treatment, unforeseen liabilities, and future capital expenditures; risks following the spin-off of our former U.S. Public Sector business (the “USPS”) and its related mergers with Vencore Holding Corp. and KeyPoint Government Solutions in June 2018 to form Perspecta Inc. (including its successors and permitted assigns, “Perspecta”); volatility of the price of our securities, which is subject to market and other conditions. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, and any updating information in subsequent SEC filings, including DXC’s upcoming Annual Report on Form 10-K for the year ended March 31, 2024.

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No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

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About Non-GAAP Measures

In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release preliminary non-GAAP information including: earnings before interest and taxes ("EBIT"), EBIT margin, adjusted EBIT, adjusted EBIT margin, non-GAAP diluted EPS, organic revenues, organic revenue growth, free cash flow, and non-GAAP tax rate.

We believe EBIT, EBIT margin, adjusted EBIT, adjusted EBIT margin, and non-GAAP diluted EPS provide investors with useful supplemental information about our operating performance after excluding certain categories of expenses.

One category of expenses excluded from adjusted EBIT, adjusted EBIT margin, and non-GAAP diluted EPS, incremental amortization of intangible assets acquired through business combinations, which, if included, may result in a significant difference in period over period amortization expense on a GAAP basis. We exclude amortization of certain acquired intangible assets as these non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Although DXC management excludes amortization of acquired intangible assets primarily customer-related intangible assets from its non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and support revenue generation. Any future transactions may result in a change to the acquired intangible asset balances and associated amortization expense.

Another category of expenses excluded from adjusted EBIT, adjusted EBIT margin, and non-GAAP diluted EPS, is impairment losses, which, if included, may result in a significant difference in period-over-period expense on a GAAP basis. We exclude impairment losses as these non-cash amounts, reflect generally an acceleration of what would be multiple periods of expense and are not expected to occur frequently. Further assets such as goodwill may be significantly impacted by market conditions outside of management’s control.

We believe organic revenue growth provides investors with useful supplemental information about our revenues after excluding the effect of currency exchange rate fluctuations for currencies other than U.S. dollars and the effects of acquisitions and divestitures in the periods presented. See below for a description of the methodology we use to present organic revenues.

Selected references are made to revenue growth on an “organic basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates and without the impacts of acquisitions and divestitures, thereby providing comparisons of operating performance from period to period of the business that we have owned during all periods presented. Organic revenue growth is calculated by dividing the year-over-year change in GAAP revenues attributed to organic growth by the GAAP revenues reported in the prior comparable period. Organic revenue is calculated as constant currency revenue excluding the impact of mergers, acquisitions or similar transactions until the one-year anniversary of the transaction and excluding revenues of divestitures during the reporting period. This approach is used for all results where the functional currency is not the U.S. dollar.

Free cash flow represents cash flow from operations, less capital expenditures. Free cash flow is utilized by our management, investors, and analysts to evaluate cash available to pay debt, repurchase shares, and provide further investment in the business.

There are limitations to the use of the non-GAAP financial measures presented in this press release. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

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Contact:

John Sweeney, CFA, VP of Investor Relations, +1-980-315-3665, john.sweeney@dxc.com
Sean B. Pasternak, Corporate Media Relations, +1-647-975-7326, sean.pasternak@dxc.com

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Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Twelve Months Ended
(in millions, except per-share amounts)	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023

Revenues	$3,386	$3,591	$13,667	$14,430

Costs of services	2,588	2,742	10,576	11,246
Selling, general and administrative	295	387	1,244	1,375
Depreciation and amortization	349	375	1,404	1,519
Restructuring costs	20	81	111	216
Interest expense	76	63	298	200
Interest income	(56)	(46)	(214)	(135)
Loss (gain) on disposition of businesses	17	(202)	(79)	(190)
Other expense, net	406	1,354	218	1,084
Total costs and expenses	3,695	4,754	13,558	15,315

(Loss) income before income taxes	(309)	(1,163)	109	(885)
Income tax (benefit) expense	(114)	(405)	23	(319)
Net (loss) income	(195)	(758)	86	(566)
Less: net income (loss) attributable to non-controlling interest, net of tax	5	(2)	(5)	2
Net (loss) income attributable to DXC common stockholders	$(200)	$(756)	$91	$(568)

(Loss) income per common share:
Basic	$(1.10)	$(3.38)	$0.46	$(2.48)
Diluted	$(1.10)	$(3.38)	$0.46	$(2.48)

Weighted average common shares outstanding for:
Basic EPS	181.06	223.92	195.80	228.99
Diluted EPS	181.06	223.92	198.78	228.99

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Selected Condensed Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	March 31, 2024	March 31, 2023
Assets
Cash and cash equivalents	$1,224	$1,858
Receivables, net	3,253	3,441
Prepaid expenses	512	565
Other current assets	146	255
Assets held for sale	—	5
Total current assets	5,135	6,124

Intangible assets, net	2,130	2,569
Operating right-of-use assets, net	731	909
Goodwill	532	539
Deferred income taxes, net	804	460
Property and equipment, net	1,671	1,979
Other assets	2,857	3,247
Assets held for sale - non-current	11	18
Total Assets	$13,871	$15,845

Liabilities
Short-term debt and current maturities of long-term debt	$271	$500
Accounts payable	846	782
Accrued payroll and related costs	558	569
Current operating lease liabilities	282	317
Accrued expenses and other current liabilities	1,437	1,836
Deferred revenue and advance contract payments	866	1,054
Income taxes payable	134	120
Liabilities related to assets held for sale	—	9
Total current liabilities	4,394	5,187

Long-term debt, net of current maturities	3,818	3,900
Non-current deferred revenue	671	788
Non-current income tax liabilities and deferred tax liabilities	556	587
Non-current operating lease liabilities	497	648
Non-current pension obligations	423	463
Other long-term liabilities	446	449
Liabilities related to assets held for sale - non-current	—	3
Total Liabilities	10,805	12,025

Total Equity	3,066	3,820

Total Liabilities and Equity	$13,871	$15,845

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Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Twelve Months Ended
(in millions)	March 31, 2024	March 31, 2023
Cash flows from operating activities:
Net income (loss)	$86	$(566)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,433	1,551
Operating right-of-use expense	353	404
Pension & other post-employment benefits, actuarial & settlement losses (gains)	445	1,431
Share-based compensation	109	108
Deferred taxes	(416)	(609)
Gain on dispositions	(131)	(260)
Provision for losses on accounts receivable	—	(1)
Unrealized foreign currency exchange (gains) losses	(7)	8
Impairment losses and contract write-offs	18	47
Amortization of debt issuance costs and discount	5	4
Cash surrender value in excess of premiums paid	(14)	(17)
Other non-cash charges, net	9	4
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease in receivables	176	412
Decrease (Increase) in prepaid expenses and other current assets	211	(119)
Decrease in accounts payable and accruals	(278)	(424)
Increase (Decrease) in income taxes payable and income tax liability	13	(161)
Decrease in operating lease liability	(353)	(404)
(Decrease) Increase in advance contract payments and deferred revenue	(290)	11
Other operating activities, net	(8)	(4)
Net cash provided by operating activities	1,361	1,415

Cash flows from investing activities:
Purchases of property and equipment	(182)	(267)
Payments for transition and transformation contract costs	(198)	(223)
Software purchased and developed	(225)	(188)
Business dispositions	26	(147)
Proceeds from sale of assets	75	171
Other investing activities, net	13	19
Net cash used in investing activities	(491)	(635)

Cash flows from financing activities:
Borrowings of commercial paper	1,784	1,514
Repayments of commercial paper	(1,887)	(1,757)
Principal payments on long-term debt	—	(63)
Payments on finance leases and borrowings for asset financing	(430)	(511)
Proceeds from stock options and other common stock transactions	—	2
Taxes paid related to net share settlements of share-based compensation awards	(35)	(17)
Repurchase of common stock	(898)	(669)
Other financing activities, net	(21)	(6)
Net cash used in financing activities	(1,487)	(1,507)
Effect of exchange rate changes on cash and cash equivalents	(17)	(97)
Net decrease in cash and cash equivalents including cash classified within current assets held for sale	(634)	(824)
Cash classified within current assets held for sale	—	10
Net decrease in cash and cash equivalents	(634)	(814)
Cash and cash equivalents at beginning of year	1,858	2,672
Cash and cash equivalents at end of year	$1,224	$1,858

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Segment Profit

We define segment profit as segment revenues less costs of services, segment selling, general and administrative, depreciation and amortization, and other income (excluding the movement in foreign currency exchange rates on our foreign currency denominated assets and liabilities and the related economic hedges). The Company does not allocate to its segments certain operating expenses managed at the corporate level. These unallocated costs generally include certain corporate function costs, stock-based compensation expense, pension and other post-retirement benefits (“OPEB”) actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs, and amortization of acquired intangible assets.

	Three Months Ended		Twelve Months Ended
(in millions)	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
GBS profit	$228	$240	$835	$912
GIS profit	124	143	437	507
All other loss	(69)	(63)	(256)	(262)
Subtotal	$283	$320	$1,016	$1,157
Interest income	56	46	214	135
Interest expense	(76)	(63)	(298)	(200)
Restructuring costs	(20)	(81)	(111)	(216)
Transaction, separation and integration-related costs	(1)	(4)	(7)	(16)
Amortization of acquired intangibles	(88)	(97)	(354)	(402)
Merger related indemnification	(1)	(25)	(16)	(46)
SEC matter	—	—	—	(8)
Gains on dispositions	(17)	202	115	190
Arbitration loss	—	(20)	—	(29)
Impairment losses	—	(11)	(5)	(19)
Pension and OPEB actuarial and settlement losses	(445)	(1,430)	(445)	(1,431)
(Loss) income before income taxes	$(309)	$(1,163)	$109	$(885)

Segment profit margins
GBS	13.3%	13.7%	12.2%	13.1%
GIS	7.4%	7.8%	6.4%	6.8%

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Reconciliation of Non-GAAP Financial Measures

Our non-GAAP adjustments include:
•Restructuring costs – includes costs, net of reversals, related to workforce and real estate optimization and other similar charges.
•Transaction, separation and integration-related (“TSI”) costs – includes costs related to integration, separation, planning, financing and advisory fees and other similar charges associated with mergers, acquisitions, strategic investments, joint ventures, and dispositions and other similar transactions incurred within one year of such transactions closing, except for costs associated with related disputes, which may arise more than one year after closing.
•Amortization of acquired intangible assets – includes amortization of intangible assets acquired through business combinations.
•Pension and OPEB actuarial and settlement gains and losses – pension and OPEB actuarial mark to market adjustments and settlement gains and losses.
•Merger related indemnification - in fiscal 2024, primarily represents the Company’s current estimate of potential liability to HPE for tax related indemnifications; and in fiscal 2023, represents the Company’s then current estimate of potential liability to HPE for tax related indemnifications; indemnification on the Forsyth v. HP Inc. and HPE litigation; and the Company’s final liability to HPE on the Oracle v. HPE litigation. These obligations are related to the HPES merger.
•SEC Matter - represents the Company’s liability related to a previously disclosed investigation into its historical determination and disclosure of certain “transaction, separation, and integration-related costs” as part of the Company’s non-GAAP adjustments.
•Gains and losses on dispositions – gains and losses related to dispositions of businesses, strategic assets and interests in less than wholly-owned entities.(1)
•Arbitration loss - reflects losses arising from arbitration decisions in the third and fourth quarters of fiscal 2023.
•Impairment losses – non-cash charges associated with the permanent reduction in the value of the Company’s assets (e.g., impairment of goodwill and other long-term assets including fixed assets and impairments to deferred tax assets for discrete changes in valuation allowances). Future discrete reversals of valuation allowances are likewise excluded.(2)
•Tax adjustments – discrete tax adjustments to impair or recognize certain deferred tax assets, adjustments for changes in tax legislation, and adjustments to transition tax. Income tax expense (benefit) from the impact of merger and divestitures is separately computed based on the underlying transaction. Income tax expense of all other (non-discrete) non-GAAP adjustments is computed by applying the jurisdictional tax rate to the pre-tax adjustments on a jurisdictional basis.(3)

(1) During fiscal 2024, the Company sold insignificant businesses and a strategic investment and made adjustments to estimated amounts from prior years’ dispositions that resulted in a net gain of $115 million. During fiscal 2023, the Company had a net gain of $190 million from the disposition of certain businesses, including a pre-tax gain of $215 million from the sale of its FDB business partially offset by a loss of $25 million from the sale of certain insignificant businesses.

(2) Impairment losses on dispositions for fiscal 2024 include $5 million of charges associated with certain strategic investments accounted for within Other income, net. Impairment losses on dispositions for fiscal 2024 included $4 million of Net income attributable to non-controlling interest, net of tax. Impairment losses for fiscal 2023 include an $8 million impairment charge for customer related intangible assets and an $11 million impairment charge associated with a strategic investment.

(3) Tax adjustments for fiscal 2024 include $(92) million of changes in valuation allowances on deferred tax assets, $(7) million of adjustments to transition tax, and $2 million of revaluation of deferred taxes resulting from changes in non-U.S. jurisdiction tax rates. Tax adjustments for fiscal 2023 include $(5) million changes in valuation allowances on deferred tax assets, $(28) million of adjustments to transition tax, and $(87) million of revaluation of deferred taxes resulting from changes in non-U.S. jurisdiction tax rates.

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Non-GAAP Results

A reconciliation of reported results to non-GAAP results is as follows:

	Three Months Ended March 31, 2024
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger related Indemnification	Gains and Losses on Dispositions	Pension and OPEB Actuarial and Settlement Gains and Losses	Tax Adjustment	Non-GAAP Results
(Loss) income before income taxes	$(309)	$20	$1	$88	$1	$17	$445	$—	$263
Income tax (benefit) expense	(114)	5	—	22	2	(6)	109	60	78
Net (loss) income	(195)	15	1	66	(1)	23	336	(60)	185
Less: net income attributable to non-controlling interest, net of tax	5	—	—	—	—	—	2	—	7
Net (loss) income attributable to DXC common stockholders	$(200)	$15	$1	$66	$(1)	$23	$334	$(60)	$178

Effective Tax Rate	36.9%								29.7%

Basic EPS	$(1.10)	$0.08	$0.01	$0.36	$(0.01)	$0.13	$1.84	$(0.33)	$0.98
Diluted EPS	$(1.10)	$0.08	$0.01	$0.36	$(0.01)	$0.13	$1.82	$(0.33)	$0.97

Weighted average common shares outstanding for:
Basic EPS	181.06	181.06	181.06	181.06	181.06	181.06	181.06	181.06	181.06
Diluted EPS	181.06	183.47	183.47	183.47	183.47	183.47	183.47	183.47	183.47

	Twelve Months Ended March 31, 2024
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification	Gains and Losses on Dispositions	Impairment Losses	Pension and OPEB Actuarial and Settlement Gains and Losses	Tax Adjustment	Non-GAAP Results
Income before income taxes	$109	$111	$7	$354	$16	$(115)	$5	$445	$—	$932
Income tax expense	23	23	1	75	14	(26)	1	109	97	317
Net income	86	88	6	279	2	(89)	4	336	(97)	615
Less: net loss attributable to non-controlling interest, net of tax	(5)	—	—	—	—	—	(4)	2	—	(7)
Net income attributable to DXC common stockholders	$91	$88	$6	$279	$2	$(89)	$8	$334	$(97)	$622

Effective Tax Rate	21.1%									34.0%

Basic EPS	$0.46	$0.45	$0.03	$1.42	$0.01	$(0.45)	$0.04	$1.71	$(0.50)	$3.18
Diluted EPS	$0.46	$0.44	$0.03	$1.40	$0.01	$(0.45)	$0.04	$1.68	$(0.49)	$3.13

Weighted average common shares outstanding for:
Basic EPS	195.80	195.80	195.80	195.80	195.80	195.80	195.80	195.80	195.80	195.80
Diluted EPS	198.78	198.78	198.78	198.78	198.78	198.78	198.78	198.78	198.78	198.78

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	Three Months Ended March 31, 2023
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification and Arbitration Loss	Gains and Losses on Dispositions	Pension and OPEB Actuarial and Settlement Gains and Losses	Impairment Losses	Tax Adjustment	Non-GAAP Results
(Loss) income from continuing operations, before taxes	$(1,163)	$81	$4	$97	$45	$(202)	$1,430	$11	$—	$303
Income tax (benefit) expense	(405)	16	1	19	24	1	291	3	120	70
Net (loss) income	(758)	65	3	78	21	(203)	1,139	8	(120)	233
Less: net loss attributable to non-controlling interest, net of tax	(2)	—	—	—	—	—	2	—	—	—
Net (loss) income attributable to DXC common stockholders	$(756)	$65	$3	$78	$21	$(203)	$1,137	$8	$(120)	$233

Effective Tax Rate	34.8%									23.1%

Basic EPS	$(3.38)	$0.29	$0.01	$0.35	$0.09	$(0.91)	$5.08	$0.04	$(0.54)	$1.04
Diluted EPS	$(3.38)	$0.29	$0.01	$0.34	$0.09	$(0.89)	$5.00	$0.04	$(0.53)	$1.02

Weighted average common shares outstanding for:
Basic EPS	223.92	223.92	223.92	223.92	223.92	223.92	223.92	223.92	223.92	223.92
Diluted EPS	223.92	227.58	227.58	227.58	227.58	227.58	227.58	227.58	227.58	227.58

	Fiscal Year Ended March 31, 2023
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration- Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification, Arbitration Loss, and SEC Matter	Gains and Losses on Dispositions	Impairment Losses	Pension and OPEB Actuarial and Settlement Gains and Losses	Tax Adjustment	Non-GAAP Results
(Loss) income before income taxes	$(885)	$216	$16	$402	$83	$(190)	$19	$1,431	$—	$1,092
Income tax (benefit) expense	(319)	44	3	81	31	25	4	291	120	280
Net (loss) income	(566)	172	13	321	52	(215)	15	1,140	(120)	812
Less: net income attributable to non-controlling interest, net of tax	2	—	—	—	—	—	—	2	—	4
Net (loss) income attributable to DXC common stockholders	$(568)	$172	$13	$321	$52	$(215)	$15	$1,138	$(120)	$808

Effective Tax Rate	36.0%									25.6%

Basic EPS	$(2.48)	$0.75	$0.06	$1.40	$0.23	$(0.94)	$0.07	$4.97	$(0.52)	$3.53
Diluted EPS	$(2.48)	$0.74	$0.06	$1.38	$0.22	$(0.92)	$0.06	$4.89	$(0.52)	$3.47

Weighted average common shares outstanding for:
Basic EPS	228.99	228.99	228.99	228.99	228.99	228.99	228.99	228.99	228.99	228.99
Diluted EPS	228.99	232.62	232.62	232.62	232.62	232.62	232.62	232.62	232.62	232.62

The above tables serve to reconcile the non-GAAP financial measures to the most directly comparable GAAP measures. Please refer to the “About Non-GAAP Measures” section of the press release for further information on the use of these non-GAAP measures.

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Year-over-Year Organic Revenue Growth

	Fiscal Year 2024
(in millions)	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24	FY24
Total revenue growth	(7.0)%	(3.6)%	(4.7)%	(5.7)%	(5.3)%
Foreign currency	0.7%	(2.0)%	(1.7)%	0.2%	(0.7)%
Acquisition and divestitures	2.7%	2.0%	1.9%	0.6%	1.9%
Organic revenue growth	(3.6)%	(3.6)%	(4.5)%	(4.9)%	(4.1)%

GBS revenue growth	(3.1)%	(0.2)%	(2.4)%	(2.2)%	(2.0)%
Foreign currency	0.8%	(1.6)%	(1.4)%	0.6%	(0.4)%
Acquisition and divestitures	5.6%	4.2%	4.1%	1.3%	3.8%
GBS organic revenue growth	3.3%	2.4%	0.3%	(0.3)%	1.4%

GIS revenue growth	(10.6)%	(6.8)%	(6.8)%	(9.0)%	(8.3)%
Foreign currency	0.7%	(2.3)%	(2.1)%	(0.3)%	(1.0)%
Acquisition and divestitures	—%	—%	—%	—%	—%
GIS organic revenue growth	(9.9)%	(9.1)%	(8.9)%	(9.3)%	(9.3)%

	Fiscal Year 2023
(in millions)	Q1 FY23	Q2 FY23	Q3 FY23	Q4 FY23	FY23
Total revenue growth	(10.5)%	(11.4)%	(12.8)%	(10.4)%	(11.3)%
Foreign currency	5.8%	7.4%	6.6%	3.9%	6.0%
Acquisition and divestitures	2.1%	2.5%	2.4%	3.6%	2.6%
Organic revenue growth	(2.6)%	(1.5)%	(3.8)%	(2.9)%	(2.7)%

GBS revenue growth	(6.8)%	(8.5)%	(10.7)%	(7.5)%	(8.4)%
Foreign currency	5.9%	7.4%	6.4%	3.8%	5.9%
Acquisition and divestitures	3.7%	4.5%	4.5%	7.0%	4.9%
GBS organic revenue growth	2.8%	3.4%	0.2%	3.3%	2.4%

GIS revenue growth	(13.5)%	(14.0)%	(14.7)%	(13.0)%	(13.8)%
Foreign currency	5.8%	7.5%	6.7%	4.0%	6.0%
Acquisition and divestitures	0.5%	0.7%	0.6%	0.5%	0.6%
GIS organic revenue growth	(7.2)%	(5.8)%	(7.4)%	(8.5)%	(7.2)%

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EBIT and Adjusted EBIT

	Fiscal Year 2024
(in millions)	Q1 FY24	Q2 FY24	Q3 FY24	Q4 FY24	FY24
Net income (loss)	$42	$99	$140	$(195)	$86
Income tax expense (benefit)	36	29	72	(114)	23
Interest income	(49)	(53)	(56)	(56)	(214)
Interest expense	66	78	78	76	298
EBIT	95	153	234	(289)	193
Restructuring costs	20	35	36	20	111
Transaction, separation and integration-related costs	1	3	2	1	7
Amortization of acquired intangible assets	89	89	88	88	354
Merger-related indemnification	11	2	2	1	16
Gains and losses on disposition of businesses	5	(33)	(104)	17	(115)
Impairment losses	3	2	—	—	5
Pension and OPEB actuarial and settlement losses	—	—	—	445	445
Adjusted EBIT	$224	$251	$258	$283	$1,016

EBIT margin	2.8%	4.5%	6.9%	(8.5)%	1.4%
Adjusted EBIT margin	6.5%	7.3%	7.6%	8.4%	7.4%

	Fiscal Year 2023
(in millions)	Q1 FY23	Q2 FY23	Q3 FY23	Q4 FY23	FY23
Net income (loss)	$103	$28	$61	$(758)	$(566)
Income tax expense (benefit)	19	26	41	(405)	(319)
Interest income	(20)	(28)	(41)	(46)	(135)
Interest expense	37	44	56	63	200
EBIT	139	70	117	(1,146)	(820)
Restructuring costs	33	53	49	81	216
Transaction, separation, and integration-related costs	2	4	6	4	16
Amortization of acquired intangible assets	104	101	100	97	402
Merger related indemnification	10	—	11	25	46
SEC matter	—	8	—	—	8
Gains and losses on disposition of businesses	(29)	32	9	(202)	(190)
Arbitration loss	—	—	9	20	29
Pension and OPEB actuarial and settlement losses	—	1	—	1,430	1,431
Impairment losses	—	—	8	11	19
Adjusted EBIT	$259	$269	$309	$320	$1,157

EBIT margin	3.7%	2.0%	3.3%	(31.9)%	(5.7)%
Adjusted EBIT margin	7.0%	7.5%	8.7%	8.9%	8.0%

Source: DXC Technology
Category: Investor Relations